Exhibit 99.3

Execution Copy

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”) is made on May 21, 2009 between Evercore Partners Inc. (the “Company”) and Ralph L. Schlosstein (the “Participant”).

WHEREAS, the Company’s 2006 Stock Incentive Plan, as amended (the “Plan”) authorizes the grant of certain “Other Stock-Based Awards” (as defined in the Plan), including restricted stock units (“RSUs”) (capitalized terms not otherwise defined herein will have the same meanings as defined in the Plan); and

WHEREAS, the Board has determined that it would be to the advantage and best interest of the Company to grant an Other Stock-Based Award in the form of restricted stock units to the Participant to encourage his efforts on behalf of the Company and its Affiliates and has therefore instructed the undersigned officers to grant the award described in this Agreement (the “Award”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Grant of RSUs. The Company hereby grants, effective as of the Effective Date (as defined in the Participant’s initial employment agreement to be entered into with the Company (the “Employment Agreement”)) (hereinafter referred to as the “Grant Date”), nine hundred thousand (900,000) RSUs to the Participant, on the terms and conditions hereinafter set forth. Each RSU represents the unfunded, unsecured right of the Participant to receive one Share upon satisfaction of the conditions herein described.

2. Vesting and Timing of Transfer.

(a) For RSUs granted hereunder to become vested, both a Time Vesting Requirement (described in Section 2(b), below) and certain Share price targets must be achieved, as follows:

(i) 180,000 RSUs granted hereunder will vest if during the period between (and including) the Grant Date and the date the Time Vesting Requirement is satisfied, the Fair Market Value equals or exceeds $20.00 per Share for twenty (20) consecutive trading days;

(ii) 180,000 additional RSUs granted hereunder will vest if during the period between (and including) the Grant Date and the date the Time Vesting Requirement is satisfied, the Fair Market Value equals or exceeds $25.00 per Share for twenty (20) consecutive trading days;

(iii) 180,000 additional RSUs granted hereunder will vest if during the period between (and including) the Grant Date and the date the Time Vesting Requirement is satisfied, the Fair Market Value equals or exceeds $30.00 per Share for twenty (20) consecutive trading days;

(iv) 180,000 additional RSUs granted hereunder will vest if during the period between (and including) the Grant Date and the date the Time Vesting Requirement is satisfied, the Fair Market Value equals or exceeds $35.00 per Share for twenty (20) consecutive trading days; and

(v) 180,000 additional RSUs granted hereunder will vest if during the period between (and including) the Grant Date and the date the Time Vesting Requirement is satisfied, the Fair Market Value equals or exceeds $40.00 per Share for twenty (20) consecutive trading days.

(b) The “Time Vesting Requirement” will be satisfied if:

(i) the Participant remains continuously employed by the Company or any of its Affiliates (collectively, the “Employer”) through the fifth anniversary of the Grant Date; or

(ii) prior to the fifth anniversary of the Grant Date, the Participant’s employment with the Employer ceases due to his death, Disability, termination without Cause or resignation with Good Reason; provided, that in the case of the Executive’s Disability, termination without Cause or resignation with Good Reason, the Executive submits the Release within 21 days of the termination of employment and does not revoke such Release during any statutory post-execution revocation period (as such terms are defined in the Employment Agreement).

Because the vesting of RSUs granted hereunder requires satisfaction of the Time Vesting Requirement, such vesting will not occur (if at all) until the occurrence of one of the events described in clauses (b)(i) or (b)(ii), above (regardless of whether any of the various Share price thresholds described in Section 2(a), above, are achieved at an earlier date). For the avoidance of doubt, even if a per Share price threshold target described in Clauses 2(a)(i) – (v) above is satisfied more than one time during the Time Vesting Period, the Participant will only be entitled to receive the number of RSUs set forth in each of Clauses 2(a)(i)– (v), as applicable.

(c) For avoidance of doubt, if the Participant’s employment with the Employer ceases before the Time Vesting Requirement is satisfied (or under circumstances that do not result in the satisfaction of the Time Vesting Requirement), all the RSUs granted hereunder will then be automatically and immediately forfeited. Similarly, any RSUs granted hereunder that do not vest upon satisfaction of the Time Vesting Requirement will then be automatically and immediately forfeited.

(d) As soon as practicable (but in no event later than 2 1/2 months) following the vesting of RSUs hereunder, the Company will issue to the Participant one Share in respect of each vested RSU. The foregoing notwithstanding, the issuance of Shares hereunder will be subject to all the terms and conditions of the Plan and this Agreement, including the Participant’s satisfaction of all tax withholding amounts required to be remitted in connection with the vesting of his RSUs or the delivery of Shares in respect thereof.

(e) In the event of the death of the Participant, the delivery of Shares hereunder shall be made in accordance with the beneficiary designation form on file with the

Company; provided, however, that, in the absence of any such beneficiary designation form, the delivery of Shares hereunder shall be made to the person or persons to whom the Participant’s rights under the Agreement shall pass by will or by the applicable laws of descent and distribution.

3. Adjustments Upon Certain Events. The Committee shall, in its sole discretion, make equitable substitutions or adjustments to any Shares or RSUs subject to this Agreement pursuant to Section 9(a) of the Plan.

4. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Employer. Further, the Employer may at any time dismiss the Participant, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

5. Electronic Delivery of Documents. The Participant hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to this Award, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s Intranet site. Upon written request, the Company will provide to the Participant a paper copy of any document also delivered to the Participant electronically. The authorization described in this paragraph may be revoked by the Participant at any time by written notice to the Company.

6. No Acquired Rights. In participating in the Plan, the Participant acknowledges that the opportunity given to the Participant to participate in the Plan is entirely at the discretion of the Committee and does not obligate the Company or any of its Affiliates to offer such participation in the future (whether on the same or different terms). The Participant further acknowledges and accepts that (a) the Participant’s participation in the Plan is not to be considered part of any normal or expected compensation, and (b) the value of the RSUs or the Shares shall not be used for purposes or determining any benefits or compensation payable to the Participant or the Participant’s beneficiaries or estate under any benefit arrangement of the Company.

7. No Rights of a Stockholder. The Participant shall not have any rights or privileges as a stockholder of the Company, which for the avoidance of doubt includes no rights to dividends or to vote, until the Shares in question have been registered in the Company’s register of stockholders as being held by the Participant. Notwithstanding the foregoing, to the extent that the Company determines to grant dividend equivalent rights with respect to RSUs granted to other employees under the Plan, such dividend equivalent rights shall be granted on a pari passu basis with respect to the RSUs granted to the Participant under this Agreement.

8. Legend on Certificates. Any Shares issued or transferred to the Participant pursuant to Section 2 of this Agreement shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Participant, and the Committee may cause a legend or legends to be put on any certificates representing such Shares or make an appropriate entry on the record books of the appropriate registered book-entry custodian, if the Shares are not certificated, to make appropriate reference to such restrictions.

9. Transferability. RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 9 shall be void and unenforceable against the Company or any Affiliate.

10. Withholding. The Company or any Affiliate shall have the right and are hereby authorized to withhold from any transfer due under this Agreement, or from any other compensation or amount owing to the Participant, applicable withholding taxes with respect to any transfer under this Agreement or under the Plan to satisfy all obligations for the payment of such taxes. The payment of any applicable withholding taxes through the sale or withholding of Shares otherwise issuable under this Agreement shall not exceed the statutory minimum withholding liability.

11. Restrictive Covenants. The Participant represents and agrees that the Participant has executed a Confidentiality, Non-Solicitation and Proprietary Information Agreement with the Company and/or one or more of its Affiliates (the “Restrictive Covenants Agreement”) pursuant to which, during the Participant’s employment with the Company and its Affiliates and upon the Participant’s termination of that employment for any reason, the Participant shall be bound by certain restrictive covenants set forth therein (the “Restrictive Covenants”). Upon the issuance or delivery of Shares underlying vested RSUs, the Participant shall, if requested, certify in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Restrictive Covenants. If the Participant materially breaches any of the terms of the Restrictive Covenants and fails to cure such breach within 10 business days after receipt of written notice thereof from the Company, then the Participant shall immediately forfeit any RSUs (even if otherwise vested) for which Shares have not yet been delivered. Additionally, the Company may seek other remedies available to it as set forth in the Restrictive Covenant Agreement or otherwise.

12. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW.

13. RSUs Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. All RSUs are subject to the Plan, the terms of which are incorporated herein by this reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern.

14. Amendment. This Agreement may only be amended in writing.

15. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative on the date below indicated.

EVERCORE PARTNERS INC.

By:	/s/ Robert B. Walsh

Date:	May 21, 2009

[EVERCORE PARTNERS INC. SIGNATURE PAGE TO RESTRICTED STOCK UNIT AWARD AGREEMENT]

IN WITNESS WHEREOF, the Participant has executed this Agreement on the date below indicated.

PARTICIPANT

By:	/s/ Ralph L. Schlosstein
Ralph L. Schlosstein

Date:	May 21, 2009

[PARTICIPANT SIGNATURE PAGE TO RESTRICTED STOCK UNIT AWARD AGREEMENT]